SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No.   )

       Filed by the Registrant  [ X ]

       Filed by a Party other than the Registrant  [   ]

       Check the appropriate box:

       [   ]Preliminary Proxy Statement   [   ]Confidential, for
                                               Use of the Commission
                                               Only (as Permitted by
                                               Rule 14a-6(e)(2))
       [ X ]Definitive Proxy Statement

       [   ]Definitive Additional Materials

       [   ]Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12

                             THERMO FIBERGEN INC.
                             --------------------
                 (Name of Registrant as Specified in Charter)



                    --------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

       Payment of Filing Fee (Check the appropriate box):

       [ X ]No fee required.

       [   ]Fee computed on table below per Exchange Act Rules
                 14a-6(i)(4) and 0-11.
            (1) Title of each class of securities to which transaction applies: ______________________________________________
            (2) Aggregate number of securities to which transaction applies: ______________________________________________
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
            (4)  Proposed maximum aggregate value of transaction: ______
            (5)  Total fee paid: _______________________________________

       [   ]Fee paid previously with preliminary materials.

       [   ]Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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            Form or Schedule and the date of its filing.
            (1)  Amount Previously Paid:
                                         -------------------------------
            (2)  Form, Schedule or Registration Statement No.:
                                                               ---------
            (3)  Filing Party: _________________________________________
            (4)  Date Filed: ___________________________________________

       Notes:
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













       THERMO FIBERGEN INC.
       8 Alfred Circle
       Bedford, Massachusetts  01730

       April 29, 1997

       Dear Stockholder:

            The enclosed Notice calls the 1997 Annual Meeting of the Stockholders of Thermo Fibergen Inc. I respectfully request all Stockholders attend this meeting, if possible.

            Our Annual Report for the year ended December 28, 1996, is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the meeting.

            Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer and Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

            I would appreciate your immediate attention to the mailing of this proxy.

                                          Yours very truly,





                                          YIANNIS A. MONOVOUKAS
                                          President and Chief Executive
                                          Officer
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
















       THERMO FIBERGEN INC.
       8 Alfred Circle
       Bedford, Massachusetts  01730

       April 29, 1997

       To the Holders of the Common Stock of
         THERMO FIBERGEN INC.

       NOTICE OF ANNUAL MEETING

            The 1997 Annual Meeting of the Stockholders of Thermo
       Fibergen Inc. (the "Corporation") will be held on Monday, June 2, 1997, at 8:00 a.m. at The Hyatt Regency Hotel, Hilton Head, South Carolina. The purpose of the meeting is to consider and take action upon the following matters:

       1.   Election of five directors.

       2. Such other business as may properly be brought before the meeting and any adjournment thereof.

            The transfer books of the Corporation will not be closed prior to the meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the meeting is April 7, 1997.

            The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.






                                        2
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            This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the Board of Directors.

                                          SANDRA L. LAMBERT
                                                    Secretary

















































                                        3
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       PROXY STATEMENT

            The enclosed proxy is solicited by the Board of Directors of Thermo Fibergen Inc. (the "Corporation") for use at the 1997 Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, June 2, 1997, at 8:00 a.m. at The Hyatt Regency Hotel, Hilton Head, South Carolina, and any adjournment thereof. The mailing address of the executive office of the Corporation is 8 Alfred Circle, Bedford, Massachusetts 01730. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about May 2, 1997.

       VOTING PROCEDURES

            The Board of Directors intends to present to the Meeting the election of five directors, constituting the entire Board of Directors.

            The representation in person or by proxy of a majority of the outstanding shares of the common stock, $0.01 par value ("Common Stock"), of the Corporation entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

            Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for directors and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

            In order to be elected a director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. Withholding authority to vote for a nominee for director will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee. With respect to the election of directors, broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

            A Stockholder who returns a proxy may revoke it at any time
                                        4
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       before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later dated proxy or by voting by ballot at the Meeting.

            The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 7, 1997 consisted of 14,715,000 shares of Common Stock. Only Stockholders of record at the close of business on April 7, 1997 are entitled to vote at the Meeting. Each share is entitled to one vote.











































                                        5
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






       - PROPOSAL 1 -

       ELECTION OF DIRECTORS

            Five directors are to be elected at the Meeting, each to hold office until his or her successor is chosen and qualified or until his or her earlier resignation, death or removal.

       Nominees For Directors

            Set forth below are the names of the persons nominated as directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent company, Thermo Fibertek Inc. ("Thermo Fibertek"), a manufacturer of equipment for the paper and paper-recycling industries, and Thermo Fibertek's parent company, Thermo Electron Corporation ("Thermo Electron"), a diversified high technology company, is reported under the caption "Stock Ownership." All of the nominees are currently directors of the Corporation.

       Anne T. Barrett Ms. Barrett, 67, has been a director of the
                       Corporation since July 1996. Ms. Barrett has been an independent consultant on investor relations and communications matters since her retirement from Thermo Electron in November 1993. Prior to that time, Ms. Barrett was director of corporate communications for Thermo Electron for more than five years.

       Francis L.      Mr. McKone, 62, has been a director of the
       McKone          Corporation since April 1997.  Mr. McKone has
                       been the chief executive officer of Albany
                       International Corp., a worldwide supplier of paper machine fabrics, since February 1993. For more than five years prior to 1993, Mr. McKone served as the co-chief executive officer of Albany International Corp. He is also a director of Albank Financial Corporation.











                                        6
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





       Yiannis A.      Dr. Monovoukas, 36, has been president, chief
       Monovoukas      executive officer and a director of the
                       Corporation since its incorporation in February
                       1996. Dr. Monovoukas was a corporate business analyst with Thermo Electron from July 1995 to February 1996. From 1993 through June 1995,
                       Dr. Monovoukas was a graduate student at the Harvard Business School. From 1990 until 1993 he was a staff scientist/engineer with Raychem
                       Corporation, a materials science company, which he joined upon completion of a Ph.D. program in chemical engineering at Stanford University.

       Jonathan W.     Mr. Painter, 38, has been treasurer and a
       Painter         director of the Corporation since its
                       incorporation in February 1996.  Mr. Painter
                       has been treasurer of Thermo Electron since
                       August 1994 and treasurer of Thermo Fibertek
                       since October 1994.  Mr. Painter had served as
                       director of strategic planning of Thermo
                       Fibertek from February 1993 through August
                       1994.  For five years prior to that time, Mr.
                       Painter was associate general counsel  of
                       Thermo Electron and its subsidiaries.  Mr.
                       Painter is also a director of Thermo
                       BioAnalysis Corporation.
       William A.      Mr. Rainville, 55, has been chairman of the
       Rainville       board and a director of the Corporation since
                       its incorporation in February 1996.  Mr.
                       Rainville has been president and chief
                       executive officer of Thermo Fibertek since its inception in November 1991 and a director of Thermo Fibertek since January 1992. From 1984 until January 1993, Mr. Rainville was president and chief executive officer of Thermo Web
                       Systems Inc., a subsidiary of Thermo Fibertek.
                       He has been a senior vice president of Thermo
                       Electron since March 1993 and was a vice president from 1986 to 1993. Mr. Rainville is also a director of Thermo Fibertek, Thermo
                       Ecotek Corporation, Thermo Remediation Inc. and
                       Thermo TerraTech Inc.


       Committees of the Board of Directors and Meetings

            The Board of Directors has established an Audit Committee and a Human Resources Committee, each consisting solely of outside directors. During 1996, the only member of these committees was Ms. Barrett. The present members of the Audit Committee are Mr. McKone (Chairman) and Ms. Barrett. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the

                                        7
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





       purpose of reviewing the results of the audit subsequent to its completion. The present members of the Human Resources Committee are Ms. Barrett (Chairman) and Mr. McKone. The Human Resources Committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met one time and the Audit and Human Resources Committees did not meet during fiscal 1996. Each director attended at least 75% of all meetings of the Board of Directors and committees on which he or she served held during fiscal 1996.

       Compensation of Directors

       Cash Compensation

            Directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Payment of directors' fees is made quarterly. Dr. Monovoukas, Mr. Painter and Mr. Rainville are all employees of Thermo Electron companies and do not receive any cash compensation from the Corporation for their services as directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.

       Deferred Compensation Plan

            Under the Corporation's deferred compensation plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermo Fibertek or 25% or more of the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Fibertek or Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed
                                        8
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





       solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 25,000 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of March 1, 1997, no deferred units were accumulated under the Deferred Compensation Plan.

       Directors Stock Option Plan

            The Corporation's directors stock option plan (the "Directors Plan") provides for the grant of stock options to purchase shares of common stock of the Corporation to outside directors as additional compensation for their service as directors. The Directors Plan provides for the grant of stock options upon a director's initial appointment and, beginning in 2000, awards options to purchase 1,000 shares annually to outside directors. A total of 200,000 shares of Common Stock have been reserved for issuance under the Directors Plan.

            Under the Directors Plan, each outside director was granted an option to purchase 20,000 shares of Common Stock upon the effective date of the Corporation's initial public offering. The size of awards to new directors appointed to the Board of Directors after 1996 is reduced by 5,000 shares each year. Outside directors who join the Board of Directors after 1999 would not receive an option grant upon their appointment or election to the Board of Directors, but would be eligible to participate in the annual option awards described below. Options evidencing initial grants to directors are exercisable six months after the date of grant. The shares acquired upon exercise are subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the director ceases to serve as a director of the Corporation or any other Thermo Electron company. The restrictions and repurchase rights lapse or are deemed to have lapsed in equal annual installments of 5,000 shares per year, starting with the first anniversary of the grant date, provided the director has continuously served as a director of the Corporation or any other Thermo Electron company since the grant date. These options expire on the fifth anniversary of the grant date, unless the director dies or otherwise ceases to serve as a director of the Corporation or any other Thermo Electron company prior to that date.

            Outside directors will also receive an annual grant of options to purchase 1,000 shares of Common Stock, commencing with the Annual Meeting of the Stockholders to be held in 2000. The annual grant will be made at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation to
       each outside director then holding office. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options would be subject to repurchase by the Corporation at the exercise price
                                        9
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       if the recipient ceased to serve as a director of the Corporation or any other Thermo Electron company prior to the first anniversary of the grant date.

            The exercise price for options granted under the Directors Plan is the average of the closing prices of the common stock as reported on the American Stock Exchange (or other principal market on which the common stock is then traded) for the five trading days preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. As of March 1, 1997, options to purchase 20,000 shares had been granted under the Directors Plan, no options had lapsed, and options to purchase 180,000 shares of Common Stock were available for grant under the Directors Plan.

       Stock Ownership Policies for Directors

            During 1997, the Human Resources Committee of the Board of Directors (the "Committee") established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level by the 1998 Annual Meeting of Stockholders. Directors who are also executive officers of the Corporation are required to comply with a separate stock holding policy established by the Committee in 1997, which is described in "Committee Report on Executive Compensation - Stock Ownership Policies."

            In addition, the Committee adopted a policy requiring directors to hold shares of the Corporation's Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option. This policy is also applicable to executive officers and is described in "Committee Report on Executive Compensation - Stock Ownership Policies."

       STOCK OWNERSHIP

            The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Fibertek, the Corporation's parent company, and of Thermo Electron, Thermo Fibertek's parent company, as of March 1, 1997, with respect to
       (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iv) all directors and current executive officers as a group.

                                       10
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            While certain directors and executive officers of the
       Corporation are also directors and executive officers of Thermo Fibertek or its subsidiaries other than the Corporation, all such persons disclaim beneficial ownership of the shares of Common Stock owned by Thermo Fibertek.








        Name                         Thermo        Thermo       Thermo
                                     Fibergen      Fibertek     Electron
                                     Inc. (2)      Inc. (3)     Corporation
                                                                (4)

        Thermo Fibertek Inc. (5)     10,000,000    N/A          N/A

        Anne T. Barrett                  20,000    1,450       8,709

        Francis L. McKone                     0        0           0

        Yiannis A. Monovoukas (6)        94,450   31,500      13,550

        Jonathan W. Painter              20,000  103,515      33,271

        William A. Rainville (6)         41,500  517,894      252,294

        All directors and current
        executive
        officers as a group (7          200,950  859,014      979,590
        persons)



       (1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children and all share ownership includes sole voting and investment power.

       (2) Shares of the Common Stock beneficially owned by Ms. Barrett, Dr. Monovoukas, Mr. Painter, Mr. Rainville and all directors and executive officers as a group include 20,000, 80,000, 20,000, 40,000 and 185,000 shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1997, through the exercise of stock options. No director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of March 1, 1997; all directors and executive officers as a group beneficially owned 1.4% of the Common Stock outstanding as of such date.

       (3) Shares of the common stock of Thermo Fibertek beneficially owned by Dr. Monovoukas, Mr. Painter, Mr. Rainville and all directors and executive officers as a group include 30,000, 103,500, 495,000 and 799,950 shares, respectively, that such person or group had the right to acquire within 60 days after March 1, 1997, through the exercise of stock options. Shares of the common stock of Thermo Fibertek beneficially owned by Ms. Barrett includes 1,450 shares held by a trust of which Ms. Barrett and her spouse are the trustees. Shares of the common stock of Thermo Fibertek beneficially owned by Mr. Painter include 15 shares held by him as custodian for one minor child. No director or executive officer beneficially owned more than 1% of the common stock of Thermo Fibertek outstanding as of March 1, 1997, all directors and executive officers as a group beneficially owned 1.4% of the Thermo Fibertek common stock outstanding as of such date.

       (4) Shares of the common stock of Thermo Electron beneficially owned by Dr. Monovoukas, Mr. Painter, Mr. Rainville and all directors and executive officers as a group include 11,325, 27,035, 205,648 and 771,267 shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1997, through the exercise of stock options. Shares of the common stock of Thermo Electron beneficially owned by Mr. Painter and all directors and executive officers as a group include 488 and 3,746 full shares, respectively, allocated to accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its
                                       11
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       assets, are executive officers of Thermo Electron.  Shares beneficially owned by Ms. Barrett include 6,010 shares held by a trust of which Ms. Barrett and her spouse are the trustees. The directors and executive officers did not individually or as a group beneficially own more than 1% of the Thermo Electron common stock outstanding as of March 1, 1997.

       (5) As of March 1, 1997, Thermo Fibertek beneficially owned approximately 68% of the outstanding Common Stock. Thermo Fibertek's address is 81 Wyman Street, Waltham, Massachusetts 02254. As of March 1, 1997, Thermo Fibertek had the power to elect all of the members of the Corporation's Board of Directors. Thermo Fibertek is a majority-owned subsidiary of Thermo Electron and therefore, Thermo Electron may be deemed a beneficial owner of the shares of Common Stock beneficially owned by Thermo Fibertek. Thermo Electron disclaims beneficial ownership of these shares.

       (6) As of March 1, 1997, Mr. Monovoukas and Mr. Rainville also beneficially owned 14,450 and 1,500 redemption rights, respectively, issued by the Corporation. Each of these rights, issued in a public offering in September 1996, permits the holder to sell one share of the Common Stock back to the Corporation at certain periods in the future at a price of $12.25 per share.

       Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Fibertek and its parent company, Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1996, except in the following
       instances.   Thermo Fibertek filed two Forms 4 late, reporting a
       total of three transactions consisting of the grant to employees of options to purchase the Common Stock. Thermo Electron also filed two Forms late, reporting a total of five transactions, which included the three transactions described above for Thermo Fibertek and an additional two transactions also consisting of the grant to employees of options to purchase the Common Stock.

       EXECUTIVE COMPENSATION

       Summary Compensation Table

            The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer for the last two fiscal years. No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation
                                       12
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       disclosure rules.

            The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.







                                Summary Compensation Table


                                                        Long Term
                                                        Compensation
                                                        Securities
                                                        Underlying
                                                        Options      All Other
    Name and               Fiscal  Annual Compensation  of Shares    Compensation
    Principal Position     Year     Salary   Bonus      and Company
                                                        (1)


     Yiannis A. Monovoukas   1996   $100,000 $60,500   80,000(TFG)        --

          President & Chief                                75(TMO)

          Executive Officer                             2,000(TBA)

                                                       30,000(TFT)

                                                        2,000(TLT)

                                                        6,000(TOC)

                                                        4,000(TMQ)

                                                        2,000(TSR)

                                                        2,000(TXM)

                                1995   $ 39,583(2) --  11,250(TMO)         --



       (1) Options granted by the Corporation are designated in the table as "TFG." In addition, the named executive officer has also been granted options to purchase the common stock of the following Thermo Electron companies from time to time as part of Thermo Electron's stock option program: Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Electron (designated in the table as TMO), Thermo Fibertek Inc. (designated in the table as TFT), ThermoLyte Corporation (designated in the table as TLT), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Sentron Inc. (designated in the table as TSR) and Trex Medical Corporation (designated in the table as TXM).

       (2) Dr. Monovoukas was appointed president and chief executive officer of the Corporation in February 1996. Prior to that time, he served as a corporate business analyst for Thermo Electron since joining Thermo Electron in July 1995. Reported in the table under "Salary" is the salary paid in 1995 to Dr. Monovoukas for his service as a corporate business analyst of Thermo Electron, which was paid at an annualized rate of $95,000. None of the bonus paid to Dr. Monovoukas with respect to 1995 performance was attributable to his service as president and chief executive officer of the Corporation.

       Stock Options Granted During Fiscal 1996

            The following table sets forth information concerning individual grants of stock options made during fiscal 1996 to the Corporation's chief executive officer. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1996.









                                   Option Grants in Fiscal 1996


                                                                        Potential
                                                                        Realizable
                                                                        Value at Assumed
                                        Percent of                      Annual Rates of
                        Number of       Total                           Stock
                        Securities      Options      Exercise           Price Appreciation
                        Underlying      Granted to   Price              for
                        Options         Employees in Per     Expiration Option Term (2)
        Name (1)        Granted (1)     Fiscal Year  Share   Date       5%      10%


        Yiannis A.      80,000 (TFG)    39.0%       $10.00  08/14/08   $636,800 $1,710,400
        Monovoukas

                            75 (TMO)   0.005% (3) $42.79  05/22/99       $506    $1,062

                         2,000 (TBA)     0.2% (3) $10.00  03/11/08    $15,920   $42,760

                        30,000 (TFT)    19.6% (3) $14.32  02/16/08   $342,000  $918,600

                         2,000 (TLT)     0.6% (3) $10.00  03/11/08    $15,920   $42,760

                         6,000 (TOC)     0.2% (3) $12.00  04/09/08    $57,300  $153,960

                         4,000 (TMQ)     0.1% (3) $13.00  03/11/08    $41,400  $111,200

                         2,000 (TSR)     0.4% (3) $14.00  03/11/08    $22,280   $59,800

                         2,000 (TXM)     0.1% (3) $11.00  03/11/08    $13,840   $35,060


                                       13
PAGE

       (1) The options granted during the fiscal year are immediately exercisable, except options to purchase the common stock of ThermoLyte Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. For companies that are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. Certain options granted as part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. The granting corporation may permit the holder of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

       (2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting corporation, the optionee's continued employment through the option period and the date on which the options are exercised.

       (3) These options were granted under stock option plans maintained by Thermo Electron companies other than the Corporation and accordingly are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

       Stock Options Exercised During Fiscal 1996 and Fiscal Year-End Option Values

            The following table reports certain information regarding stock option exercises during fiscal 1996 and outstanding stock options held at the end of fiscal 1996 by the Corporation's chief executive officer. No stock appreciation rights were exercised or were outstanding during fiscal 1996.
                                       14
PAGE






        Aggregated Option Exercises In Fiscal 1996 And Fiscal 1996 Year-End Option Values


                                                               Number of
                                                               Unexercised
                                                               Options at
                                            Shares             Fiscal
                                            Acquired           Year-End        Value of
                                            on        Value    (Exercisable/   Unexercised
        Name                Company         Exercise  Realized  Unexercisable) In-the-Money
                                                                   (1)         Options


        Yiannis A.        Thermo Fibergen       --       --      80,000/0     $60,000/--
        Monovoukas

                          Thermo Electron       --       --      11,325/0    $107,101/--

                          Thermo                --       --       2,000/0       $6,250/--
                          BioAnalysis

                          Thermo Fibertek      --       --       30,000/0           $0/--

                          ThermoLyte           --       --        0/2,000        --/$0(2)

                          Thermo Optek         --       --        6,000/0           $0/--

                          ThermoQuest          --       --        4,000/0           $0/--

                          Thermo Sentron       --       --        2,000/0           $0/--

                          Trex Medical         --       --        2,000/0       $3,250/--



       (1) All of the options reported outstanding at the end of the fiscal year are immediately exercisable as of the fiscal year-end, except options to purchase the common stock of ThermoLyte Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. For companies that are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. The granting corporation may permit the holder of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

       (2) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of the exercise price has been attributed to these options.

       COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       Executive Compensation

            All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the Human Resources Committees of the Board of Directors of its parent corporations, Thermo Electron and Thermo Fibertek. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

            The Committee believes that the compensation of executive
                                       15
PAGE
       officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.

            External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by its compensation consultant and by participating in annual executive compensation surveys, primarily "Project 777," an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index, but do not necessarily correspond to the companies included in the Corporation's peer group index, the Dow Jones Total Return Index for the Paper Products Industry Group.

            Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

            The process for determining each of these elements for the Corporation's executive officers is outlined below.

        Base Salary

            Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for executive officers will approach the mid-point of competitive data. The salary increase in 1996 for the chief executive officer generally reflects this practice of gradual increases and moderation.

       Cash Bonus

            The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the
                                       16
PAGE
       salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from zero to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns, designed to measure profitability and contributions to shareholder value and are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron intended to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The measures of operating returns used in the Committee's determinations in calendar 1996 measured return on net assets, growth in income, and return on sales and the Committee's determinations also included a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded. The relative weighting of the operating measures and subjective evaluation varies among the executives, depending on their roles and responsibilities within the organization.

       Stock Option Program

            The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

            The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in its parent companies, Thermo Electron and Thermo Fibertek, and the other majority-owned subsidiaries of Thermo Electron and Thermo Fibertek, are an important tool in providing incentives for performance within the entire organization.
                                       17
PAGE

            In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the Committee strives to maintain the aggregate amount of net awards to purchase shares of Common Stock to all employees over a five-year period below 12% of the Corporation's outstanding common stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

            Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options, as described above, in determining awards.

       Policy on Deductibility of Compensation

            The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based" or is otherwise exempt under
       Section 162(m). The annual compensation paid to individual executives does not approach the $1 million threshold, and it is believed that stock incentive plans of the Corporation qualify as "performance based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

       Stock Ownership Policies

            During 1997, the Committee established a stock holding policy for executive officers of the Corporation. The stock holding policy specifies an appropriate level of ownership of the Corporation's Common Stock as a multiple of the officer's compensation. For the chief executive officer, the multiple is one times his base salary and reference bonus for the calendar year. For all other officers, the multiple is one times the officer's base salary. The Committee deemed it appropriate to permit officers to achieve these ownership levels over a three-year period.

            In order to assist officers in complying with the policy, the Committee also adopted a stock holding assistance plan under
                                       18
PAGE
       which the Corporation is authorized to make interest-free loans to officers to enable them to purchase shares of the Common Stock in the open market. The loans are required to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Committee.

            The Committee also adopted a policy requiring its executive officers to hold shares of the Corporation's Common Stock acquired upon the exercise of stock options granted by the Corporation. Under this policy, executive officers are required to hold one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the options.

       1996 CEO Compensation

            The salary and bonus of Dr. Monovoukas are established using the same criteria as described above for all officers. In determining Dr. Monovoukas' compensation as reported, the Committee considered among other factors, his contributions and achievement since successfully completing the initial public offering of the Corporation's Common Stock in September 1996.

            The Committee awarded to Dr. Monovoukas options to purchase 80,000 shares of the Common Stock in fiscal 1996. This award was determined in a manner consistent with awards to other officers, as described above.

            In addition to stock option awards by the Committee, Dr. Monovoukas may receive awards to purchase shares of the common stock of Thermo Electron or any of its majority-owned subsidiaries from time to time as part of Thermo Electron's stock option program due to his position as a chief executive officer of a majority-owned subsidiary of Thermo Electron. These awards are determined using an analysis similar to that used by the Committee as described above under "Stock Option Program." The stock option awards to Dr. Monovoukas in fiscal 1996 with respect to shares of the following companies were awarded under this program: Thermo BioAnalysis Corporation, Thermo Fibertek Inc., ThermoLyte Corporation, Thermo Optek Corporation, ThermoQuest Corporation, Thermo Sentron Inc. and Trex Medical Corporation. The award to purchase shares of common stock of Thermo Electron granted to Dr. Monovoukas in fiscal 1996 was made by the Thermo Electron human resources committee under a program which awards options to certain eligible employees annually based on the number of shares of the common stock of Thermo Electron held by the employee, as an incentive to buy and hold Thermo Electron shares.

       Anne T. Barrett
                                       19
PAGE

       COMPARATIVE PERFORMANCE GRAPH

            The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation's Common Stock has been publicly traded since September 13, 1996 and, as a result, the following graph commences as of such date. The Corporation has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Paper Products Industry Group.

       Comparison of Total Return Among Thermo Fibergen Inc., the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Paper Products Industry Group from September 13, 1996 to December 27, 1996.

       GRAPH APPEARS HERE

                                   09/13/96  12/17/96

                            TFG       100       73
                            AMEX      100      102
                          DJ Paper    100       97



            The total return for the Corporation's Common Stock (TFG), the American Stock Exchange Market Value Index (AMEX) and the Dow Jones Total Return Index for the Paper Products Industry Group (DJ Paper) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Corporation's Common Stock is traded on the American Stock Exchange under the ticker symbol "TFG."














                                       20
PAGE

       RELATIONSHIP WITH AFFILIATES

            Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermo Fibertek has created the Corporation as a publicly held, majority-owned subsidiary. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

            Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

            To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo
                                       21
PAGE

       Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

            The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

            As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 1.0% of the Corporation's revenues for these services for fiscal 1996. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1996, Thermo Electron assessed the Corporation $22,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid
                                       22
PAGE
       by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

            From time to time, the Corporation may transact business with other companies in the Thermo Group. In fiscal 1996, these transactions included the following.

            In July 1996, the Corporation entered into a supply and license agreement with Thermo Fibertek in which Thermo Fibertek granted to the Corporation a worldwide, royalty-free license to use Thermo Fibertek's proprietary fiber "scalping" technology in
       the pulp and paper industries.   The agreement has an initial
       term of eight years and is subject to annual renewals thereafter, unless either party elects not to renew the agreement. The Corporation's rights under the agreement are exclusive for a period of at least five years and such exclusivity will continue thereafter if the Corporation has purchased at least 35 scalping units from Thermo Fibertek within the first five years of the license and at least five such units in each subsequent year.
       The agreement also provides that Thermo Fibertek will be the exclusive manufacturer of products based on the licensed technology. The purchase price to be paid by the Corporation to Thermo Fibertek for these products will be based on Thermo Fibertek's manufacturing cost plus a gross profit margin of 55%. Thermo Fibertek has agreed not to sell these components or any other technology or products proprietary to Thermo Fibertek for use in competition with the Corporation in the pulp and paper industries.

            As of December 28, 1996, $58,366,000 of the Corporation's equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, United States government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement will be readily convertible into cash by the Corporation and have an original maturity of three months or less. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

            From time to time, the Corporation may transact business in the ordinary course with other companies in the Thermo Group.

                                       23
PAGE

       Stock Holding Assistance Plan

            In 1997, the Corporation adopted a stock holding policy which requires its executive officers to acquire and hold a minimum number of shares of Common Stock. In order to assist the executive officers in complying with the policy, the Corporation also adopted a stock holding assistance plan under which it may make interest-free loans to certain key employees, including its executive officers, to enable these individuals to purchase Common Stock in the open market. Loans will be repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Human Resources Committee of the Corporation's Board of Directors. No such loans were outstanding in 1996.

       APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1997. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in 1996. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The Board of Directors has established an Audit Committee, presently consisting of two outside directors, the purpose of which is to review the scope and results of the audit.

       OTHER ACTION

            Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

       STOCKHOLDER PROPOSALS

            Proposals of Stockholders intended to be presented at the 1998 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that Meeting no later than January 2, 1998.

       SOLICITATION STATEMENT

            The cost of this solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally, by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable
                                       24
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





       charges and expenses in connection therewith.

       Bedford, Massachusetts
       April 29, 1997


















































                                       25
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





                                 FORM OF PROXY

                             THERMO FIBERGEN INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned hereby appoints John N. Hatsopoulos, Yiannis
       A. Monovoukas and Jonathan W. Painter, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Fibergen Inc., a Delaware corporation (the "Company"), to be held on Monday, June 2, 1997, at 8:00 a.m. at The Hyatt Regency Hotel, Hilton Head, South Carolina, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 7, 1997, with all of the powers the undersigned would possess if personally present at such meeting:


           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


                 Please mark your
       [   x   ]      votes as in this
                 example.

       1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

                 FOR       [    ]         WITHHELD  [    ]

       ______________________________________
       FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any)

       Nominees:  Anne T. Barrett, Francis L. McKone, Yiannis A.
       Moonovoukas, Jonathan W. Painter and William A. Rainville.

       2. In their discretion on such other matters as may properly come before the Meeting.

       The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

       Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

       SIGNATURE(S)_______________________________________
       DATE_________________
       Note:  This proxy should be dated, signed by the shareholder(s)
                                       26
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





            exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


















































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